Amalgamated Bank Severance Policy for Employees Not Covered by a Collective Bargaining Agreement Effective July 26,2022 If the employment of a non-bargaining unit employee is terminated by the Bank for Cause, the employee will not be eligible to receive severance benefits. If the employee’s employment is terminated by the Bank without Cause, the employee will be entitled to receive severance benefits. These benefits will be provided, if and only if the employee has timely executed and not revoked, within any legally-required revocation period (as applicable) specified by the Bank, a valid release agreement in a form reasonably acceptable to the Bank. Severance benefits will be as follows: 1) Employees will receive a lump sum payment equal to one week of base pay (determined as of termination) for each full year of service to a maximum of 26 weeks. Senior Vice Presidents and above will receive a minimum of 12 weeks of severance pay. All other employees will receive a minimum of 5 weeks of severance pay. 2) Employees, who are eligible for COBRA coverage, will receive company paid COBRA for a length of time equal to the number of weeks of severance pay rounded up to the next highest number of full months. Employees with 12 or more years of service as of December 31, 2011 will receive up to 6 months of Bank paid COBRA coverage. For purposes of this policy, “Cause” means, (i) the employee’s indictment for a felony or any crime involving dishonesty or theft; (ii) the employee’s conduct in connection with his or her employment duties or responsibilities that is fraudulent, unlawful or grossly negligent; (iii) the employee’s willful misconduct; (iv) the employee’s contravention of specific lawful directions related to a material duty or responsibility which is directed to be undertaken from the Board of Directors, the Chief Executive Officer or the employee to whom the employee reports; (v) the willful and continued failure by the employee to substantially perform his or her duties according to the terms of his or her employment (other than any such failure resulting from the employee’s incapacity due to physical or mental il lness) after a final written warning is delivered to the employee by Human Resources which identifies the manner in which the employee has not substantially performed his or her duties, and the employee has failed, within 10 days after his or her receipt of such warning, to remedy such alleged defect in performance or has engaged in behavior that is the subject of the written warning which the employee was directed to cease; (vi) the employee’s breach of the employee’s obligations under the Bank’s policies regarding confidentiality, non-solicitation, property, or non-disparagement; (vii) any acts of dishonesty by the employee resulting or intending to result in personal gain or enrichment at the expense of the Bank, its subsidiaries or affiliates; or (viii) the employee’s failure to comply with a material policy of the Bank, its subsidiaries or affiliates. Any employee who is party to an employment or other agreement with the Bank that provides for severance payments shall not be eligible to receive severance benefits under this policy. In addition, no management employee whose termination entitles the management employee to benefits under the Bank’s Change in Control Plan shall be eligible to receive severance benefits under this policy. Any benefits paid under this policy are subject to withholding for taxes and other applicable payroll deductions, provided that no benefits paid under this policy shall be included in eligible compensation for purposes of the Bank’s 401(k) plan or other benefit plans or programs, unless specifically provided therein. In addition, any benefits paid under this policy are subject to any clawbacks or forfeitures provided by Bank policies or banking regulations. To the maximum extent possible, this policy shall be construed to satisfy the involuntary separation pay or short-term deferral exemptions from Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and formal guidance issued thereunder (“Section 409A”), or otherwise in such a manner that no amounts payable to an employee are subject to the additional tax and interest provided in Section 409A(a)(1)(B); provided, however, in no event shall the Bank or its subsidiaries or affiliates be liable if such additional tax or interest is incurred. Any reference to termination of employment or words of similar import in this policy shall mean a “separation from service” within the meaning of Section 409A. The time period for any release to take effect (including expiration of any revocation period) shall not exceed sixty (60) days and, if such period spans two calendar years, then no payment shall be made under this policy until the first pay date occurring in the second calendar year. Notwithstanding any provision in this policy to the contrary, if at the time of termination the employee is a “specified employee” within the meaning of Section 409A, any payments which constitute a “deferral of compensation” under Code Section 409A and which would otherwise become due under this policy during the first 6 months (or such longer period as required by Section 409A) after termination shall be delayed and all such delayed payments shall be paid in full in the 7th month after the termination. The above specified employee delay shall not apply to any payments that are excepted from coverage by Section 409A. If any employee covered by this policy is subject to a cutback under any other agreement with the Bank or its subsidiaries or affiliates pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, such cutback shall also apply to benefits payable under this policy.